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                                  EXHIBIT 23.6


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-47315 of Citizens Bancshares, Inc. on Form S-4 of our report dated January 16, 1998 (relating to the consolidated financial statements of Century Financial Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997) appearing as Appendix F in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

                                               /s/ S. R. SNODGRASS, A. C.
                                               ---------------------------------
                                               S. R. Snodgrass, A. C.
Wexford, PA

April 3, 1998